                                                                      Exhibit 25


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                          ___________________________

                                  FORM T-1


                     STATEMENT OF ELIGIBILITY UNDER THE
                      TRUST INDENTURE ACT OF 1939 OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE


        Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2)
                          ________________________


                               CITIBANK, N.A.
             (Exact name of trustee as specified in its charter)


399 Park Avenue, New York, New York                     13-5266470
(Address of principal executive offices)    (I.R.S. employer identification no.)

                                                           10043
                                                        (Zip Code)

                          _______________________


                             NORWEST CORPORATION
             (Exact name of obligor as specified in its charter)


           Delaware                                     41-0449260
State or other jurisdiction of              (I.R.S. employer identification no.)
incorporation or organization)

       Norwest Center
    Sixth and Marquette
       Minneapolis, MN                                     55479
(Address of principal executive offices)                (Zip Code)


                           Senior Debt Securities
                     (Title of the indenture securities)

1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

           Name                                      Address
           ----                                      -------

           Comptroller of the Currency               Washington, D.C.
           Federal Reserve Bank of New York          New York, N.Y.
           Federal Deposit Insurance Corporation     Washington, D.C.

     (b)   Whether it is authorized to exercise corporate trust powers.

               Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the Trustee, describe each such affiliation.

               None.

16.  List of Exhibits

     Exhibit 1 --  Copy of Articles of Association of the
     Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983).

     Exhibit 2 -- Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

     Exhibit 3 -- Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519).

     Exhibit 4 --  Copy of existing By-Laws of the Trustee.
     (Exhibit 4 to T-1 to Registration Statement No. 33-34988).

     Exhibit 5 --  Not applicable.

     Exhibit 6 --  The consent of the Trustee required by
     Section 321(b) of the Trust Indenture Act of 1939.  (Exhibit
     6 to T-1 to Registration Statement No. 33-19227).

     Exhibit 7 --  Copy of the latest Report of Condition of
     Citibank, N.A. (as of  March 31, 1995 - attached).

     Exhibit 8 --  Not applicable.

     Exhibit 9 --  Not applicable.

                                  SIGNATURE


      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 26th day of June, 1995.


                                       CITIBANK, N.A.




                                       By  /s/ Florence Mills
                                           -------------------------------------
                                               Florence Mills
                                           Senior Trust Officer









M1:0036158.01

                        Charter No. 1461
                   Comptroller of the Currency
                      Northeastern District
                       REPORT OF CONDITION
                          CONSOLIDATING
                      DOMESTIC AND FOREIGN
                         SUBSIDIARIES OF
                         Citibank, N.A.
         of New York in the State of New York, at the close of business on March 31, 1995, published in response to call made by Comptroller of the Currency, under Title 12, United States Code,
         Section 161.  Charter Number 1461  Comptroller
         of the Currency Northeastern District.

                             ASSETS

                                                        Thousands
                                                        of dollars
Cash and balances due from de-
  pository institutions:
   Noninterest-bearing balances
     and currency and coin . . . . . . . . . . . .    $  7,174,000
     Interest-bearing balances . . . . . . . . . .       8,467,000
Securities:
   Held-to-maturity securities . . . . . . . . . .       3,981,000
   Available-for-sale securities . . . . . . . . .      12,042,000
Federal funds sold and securities
  purchased under agreements to
  resell in domestic offices of the
  bank and of its Edge and Agree-
  ment subsidiaries, and in IBFs:
    Federal funds sold . . . . . . . . . . . . . .       5,570,000
    Securities purchased under
      agreements to resell . . . . . . . . . . . .         489,000
Loans and lease financing receiv-
  ables:
   Loans and leases, net of un-
     earned income . . . . . . . . . . . . . . . .    $132,901,000
   LESS: Allowance for loan
     and lease losses  . . . . . . . . . . . . . .       4,071,000
Loans and leases, net of un-
  earned income, allowance,
  and reserve  . . . . . . . . . . . . . . . . . .     128,830,000
Trading assets . . . . . . . . . . . . . . . . . .      46,711,000
Premises and fixed assets (includ-
  ing capitalized leases)  . . . . . . . . . . . .       3,393,000
Other real estate owned  . . . . . . . . . . . . .       1,272,000
Investments in unconsolidated
  subsidiaries and associated com-
  panies . . . . . . . . . . . . . . . . . . . . .       1,076,000
Customers' liability to this bank
  on acceptances outstanding . . . . . . . . . . .       1,557,000
Intangible assets  . . . . . . . . . . . . . . . .          14,000
Other assets . . . . . . . . . . . . . . . . . . .       7,861,000
                                                      ------------
TOTAL ASSETS . . . . . . . . . . . . . . . . . . .    $228,437,000
                                                      ------------
                                                      ------------

                           LIABILITIES

Deposits:
  In domestic offices  . . . . . . . . . . . . . .    $ 32,712,000
    Noninterest-
      bearing  . . . . . . . . . . . . . . . . . .    $ 11,340,000
    Interest-
      bearing  . . . . . . . . . . . . . . . . . .      21,372,000
  In foreign offices, Edge and
    Agreement subsidiaries, and
    IBFs . . . . . . . . . . . . . . . . . . . . .     117,885,000
    Noninterest-
      bearing  . . . . . . . . . . . . . . . . . .       7,763,000
    Interest-
      bearing  . . . . . . . . . . . . . . . . . .     110,122,000
Federal funds purchased and se-
  curities sold under agreements
  to repurchase in domestic offices
  of the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
    Federal funds purchased  . . . . . . . . . . .       2,442,000
    Securities sold under agree-
      ments to repurchase  . . . . . . . . . . . .         806,000
    Trading liabilities  . . . . . . . . . . . . .      33,310,000
Other borrowed money:
  With original maturity of one
    year or less . . . . . . . . . . . . . . . . .       7,746,000
  With original maturity of more
    than one year  . . . . . . . . . . . . . . . .       3,995,000
  Mortgage indebtedness and obli-
    gations under capitalized leases . . . . . . .          90,000
  Bank's liability on acceptances ex-
    ecuted and outstanding . . . . . . . . . . . .       1,567,000
  Notes and debentures subordi-
    nated to deposits  . . . . . . . . . . . . . .       5,700,000
  Other liabilities  . . . . . . . . . . . . . . .       7,616,000
                                                      ------------
TOTAL LIABILITIES  . . . . . . . . . . . . . . . .    $213,869,000
                                                      ------------
                                                      ------------
                         EQUITY CAPITAL
Common stock . . . . . . . . . . . . . . . . . . .    $    751,000
Surplus  . . . . . . . . . . . . . . . . . . . . .       6,649,000
Undivided profits and capital re-
  serves  . . . . . . . . . . . . . . . .  . . . .       7,566,000
Net unrealized holding gains (losses)
  on available-for-sale securities . . . . . . . .         135,000
Cumulative foreign currency
  translation adjustments  . . . . . . . . . . . .        (533,000)
                                                      ------------
TOTAL EQUITY CAPITAL . . . . . . . . . . . . . . .    $ 14,568,000
                                                      ------------
TOTAL LIABILITIES LIMITED-
 LIFE PREFERRED STOCK, AND
 EQUITY CAPITAL                                       $228,437,000
                                                      ------------
                                                      ------------

     I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                               ROGER W. TRUPIN

     We, the undersigned directors, attest to the correctness of this Report of Condition.
We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

PAUL J. COLLINS   )
CHRISTOPHER J. STEFFEN )DIRECTORS
WILLIAM R. RHODES )





M1:0036246.01